              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated September 28, 2001, accompanying the 2001 consolidated financial statements included in the Annual Report of DualStar Technologies Corporation on Form 10-K/A for the year ended June 30, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of DualStar Technologies Corporation on Form S-8 (File No. 33-97708, effective October 3, 1995, and File No. 333-88659, effective October 8, 1999).




GRANT THORNTON LLP

New York, New York
October 3, 2003